Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-204449) on Form S-8 of our report dated June 25, 2020, which appears in this annual report on Form 11-K of the Kearny Bank Employees’ Savings Plan for the year ended December 31, 2019.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
June 25, 2020